As filed with the Securities and Exchange Commission on September 7, 2012

Registration No. 333-162340

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Interline Brands, Inc. (Exact name of Registrant as specified in its charter)	Interline Brands, Inc. (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	New Jersey (State or other jurisdiction of incorporation or organization)

5070 (Primary Standard Industrial Classification Code Number)	5070 (Primary Standard Industrial Classification Code Number)

03-0542659 (IRS Employer Identification No.)	22-2232386 (IRS Employer Identification No.)

701 San Marco Boulevard
Jacksonville, Florida 32207
(904) 421-1400

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Michael Agliata, Esq.
Interline Brands, Inc.
701 San Marco Boulevard
Jacksonville, Florida 32207
(904) 421-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
212-373-3000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐            Large accelerated filer

☒          Accelerated filer

☐            Non-accelerated filer (Do not check if a smaller reporting company)

☐            Smaller reporting company

DEREGISTRATION

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-3 (Registration No. 333-162340) previously filed by Interline Brands, Inc., a Delaware corporation (“Interline” or the “Company”), and Interline Brands, Inc., a New Jersey corporation (“Interline New Jersey”)  on October 5, 2009 with the Securities and Exchange Commission (the “Registration Statement”), pertaining to the registration of certain securities of the Company and Interline New Jersey.

On September 7, 2012, pursuant to the Agreement and Plan of Merger entered into on May 29, 2012 (the “Merger Agreement”), by and among the Company, Isabelle Holding Company, LLC, a Delaware limited liability company which was formerly known as Isabelle Holding Company Inc. prior to its conversion into a limited liability company (“Parent”), and Isabelle Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”) with the Company surviving as a wholly owned subsidiary of Parent.

In connection with the transactions contemplated by the Merger Agreement, the offering of the Company’s and Interline New Jersey’s securities pursuant to the Registration Statement has been terminated as of the date hereof.  In accordance with an undertaking made by the Company and Interline New Jersey in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company and Interline New Jersey which remain unsold at the termination of the offering subject to the Registration Statement, the Company and Interline New Jersey hereby remove from registration all securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida the 7th day of September, 2012.

INTERLINE BRANDS, INC., a Delaware corporation

By:	/s/ Michael J. Grebe
	Name:	Michael J. Grebe
	Title:	Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer	September 7, 2012
Michael J. Grebe	(Principal Executive Officer)

*	Chief Financial Officer	September 7, 2012
John A. Ebner	(Principal Financial Officer)

*	Chief Accounting Officer and Corporate Controller	September 7, 2012
David C. Serrano	(Principal Accounting Officer)

*	Director	September 7, 2012
John J. Gavin

*	Director	September 7, 2012
Gideon Argov

*	Director	September 7, 2012
Michael E. DeDomenico

*	Director	September 7, 2012
Barry J. Goldstein

*	Director	September 7, 2012
Randolph W. Melville

*	Director	September 7, 2012
Drew T. Sawyer

*	Director	September 7, 2012
David G. Zanca

*By:	/s/Michael J. Grebe
Name: Michael J. Grebe, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida the 7th day of September, 2012.

INTERLINE BRANDS, INC., a New Jersey corporation

By:	/s/ Michael J. Grebe
	Name:	Michael J. Grebe
	Title:	Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer	September 7, 2012
Michael J. Grebe	(Principal Executive Officer)

*	Chief Financial Officer	September 7, 2012
John A. Ebner	(Principal Financial Officer)

*	Chief Accounting Officer and Corporate Controller	September 7, 2012
David C. Serrano	(Principal Accounting Officer)

*	Director	September 7, 2012
John J. Gavin

*	Director	September 7, 2012
Gideon Argov

*	Director	September 7, 2012
Michael E. DeDomenico

*	Director	September 7, 2012
Barry J. Goldstein

*	Director	September 7, 2012
Randolph W. Melville

*	Director	September 7, 2012
Drew T. Sawyer

*	Director	September 7, 2012
David G. Zanca

*By:	/s/Michael J. Grebe
Name: Michael J. Grebe, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida the 7th day of September, 2012.

WILMAR HOLDINGS, INC.

By:	/s/ John A. Ebner
	Name:	John A. Ebner
	Title:	President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Financial Officer and Director	September 7, 2012
John A. Ebner	(Principal Executive Officer and Principal Financial Officer)

*	Vice President of Finance, Controller and Director	September 7, 2012
David C. Serrano	(Principal Accounting Officer)

*	Director	September 7, 2012
Mark Boersma

*	Treasurer, Secretary and Director	September 7, 2012
Darryl E. Smith

*By:	/s/Michael J. Grebe
Name: Michael J. Grebe, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida the 7th day of September, 2012.

WILMAR FINANCIAL, INC.

By:	/s/ John A. Ebner
	Name:	John A. Ebner
	Title:	President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Financial Officer and Director	September 7, 2012
John A. Ebner	(Principal Executive Officer and Principal Financial Officer)

*	Vice President of Finance, Controller and Director	September 7, 2012
David C. Serrano	(Principal Accounting Officer)

*	Director	September 7, 2012
Mark Boersma

*	Treasurer, Secretary and Director	September 7, 2012
Darryl E. Smith

*By:	/s/Michael J. Grebe
Name: Michael J. Grebe, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida the 7th day of September, 2012.

GLENWOOD ACQUISITION LLC

By:	/s/ Michael J. Grebe
	Name:	Michael J. Grebe
	Title:	Chairman of the Board and
Chief Executive Officer of Sole Member,
Interline Brands, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer of Sole Member, Interline Brands, Inc.	September 7, 2012
Michael J. Grebe
(Principal Executive Officer)

*	Chief Financial Officer of Sole Member, Interline Brands, Inc. (Principal Accounting Officer)	September 7, 2012
John A. Ebner

*	Chief Accounting Officer and Corporate Controller of Sole Member, Interline Brands, Inc.	September 7, 2012
David C. Serrano
(Principal Accounting Officer)

*	Director of Sole Member, Interline Brands, Inc.	September 7, 2012
John J. Gavin

*	Director of Sole Member, Interline Brands, Inc.	September 7, 2012
Gideon Argov

*	Director of Sole Member, Interline Brands, Inc.	September 7, 2012
Michael E. DeDomenico

*	Director of Sole Member, Interline Brands, Inc.	September 7, 2012
Barry J. Goldstein

*	Director of Sole Member, Interline Brands, Inc.	September 7, 2012
Randolph W. Melville

Signature	Title	Date

*	Director of Sole Member, Interline Brands, Inc.	September 7, 2012
Drew T. Sawyer

*	Director of Sole Member, Interline Brands, Inc.	September 7, 2012
David G. Zanca

*By:	/s/Michael J. Grebe
Name: Michael J. Grebe, as attorney-in-fact